Filed Pursuant to Rule 424(b)(5)
Registration No. 333-204850

Prospectus Supplement

(to Prospectus dated February 3, 2016)

SYNALLOY CORPORATION

Up to $10,000,000 of Shares of

Common Stock

We have entered into an equity distribution agreement dated as of August 9, 2018 with BB&T Capital Markets, a division of BB&T Securities, LLC (“BB&T”), and Ladenburg Thalmann & Co. Inc. (“Ladenburg”), as sales agents, relating to the offer and sale from time to time of our shares of common stock having an aggregate offering price of up to $10,000,000.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on the Nasdaq Global Market, or Nasdaq, or sales made to or through a market maker other than on an exchange. The sales agents will make all sales on a best efforts basis using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the sales agents and us.

The sales agents will receive from us a commission equal to 2.0% of the gross sales price per share of all shares of our common stock sold through them under the equity distribution agreement. In connection with the sale of the shares of our common stock on our behalf, the sales agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the sales agents may be deemed to be underwriting commissions or discounts.

Our common stock is listed on the Nasdaq Global Market under the symbol “SYNL.” The last reported sale price of our common stock on the Nasdaq Global Market on August 8, 2018 was $24.55 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and the risks set forth under the caption “Item 1A. Risk Factors” beginning on page 6 of our most recent Annual Report on Form 10-K and in our other periodic reports filed with the Securities and Exchange Commission, or the SEC, and incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BB&T Capital Markets	Ladenburg Thalmann

The date of this prospectus supplement is August 9, 2018.

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. We have not, and the sales agents have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in such documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms on which we are offering and selling shares of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering.

To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement, and you should rely on such modified or superseded statements. In addition, any statement in a filing we make with the SEC at a later date that is incorporated by reference in this prospectus supplement or the accompanying prospectus that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

This prospectus supplement does not contain all of the information that is important to you. You should read this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have authorized for use in connection with this offering and documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus before investing in our common stock.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the sales agents have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in the accompanying base prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and are seeking offers to buy, shares of our common stock only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the shares in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

The industry and market data and other statistical information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources and, in each case, are believed by management to be reasonable estimates. Although we believe these resources to be reliable, neither we nor the sales agents has independently verified the information.

Unless the context requires otherwise, in this prospectus supplement we use the terms “we,” “us,” “our,” “Synalloy” and the “company” to refer to Synalloy Corporation and its subsidiaries on a combined basis.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete, does not contain all of the information you should consider before investing in our common stock and is qualified in its entirety by the more detailed information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. We urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including the information referred to under the heading “Risk Factors” on page S-3 of this prospectus supplement and in the documents incorporated by reference herein, before making an investment decision.

Synalloy Corporation

We are a growth oriented company that engages in a number of diverse business activities through two operating segments: Metals and Specialty Chemicals.

Synalloy Metals manufactures stainless steel and other alloy pipe and tube, galvanized tube, liquid storage solutions and separation equipment and is a master distributor of seamless carbon pipe and tube. The principal markets for the metals segment include the oil and gas, chemical, petrochemical, pulp and paper, mining, power generation (including nuclear), water and waste water treatment, liquid natural gas, brewery, food processing, petroleum, pharmaceutical and other heavy industries.

Synalloy Specialty Chemicals produces lubricants, surfactants, defoamers, reaction intermediaries, sulfated fats and oils and other specialty chemicals principally for the paper, mining, agriculture, textile, paint, petroleum, and chemical industries, provides chemical tolling manufacturing resources to global and regional chemical companies, and contracts with other chemical companies to manufacture certain, pre-defined products.

Our principal executive offices are located at 4510 Cox Road, Suite 201, Richmond, Virginia 23060. Our telephone number is (804) 822-3266. Our website address is www.synalloy.com. The information on, or otherwise accessible through, our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

The Offering

Issuer	Synalloy Corporation, a Delaware corporation.

Securities offered by us	Shares of common stock, par value $1.00 per share, with an aggregate offering price of up to $10,000,000.

Manner of offering	“At the market” offering that may be made through our sales agents from time to time. See “Plan of Distribution” beginning on page S-10 of this prospectus supplement.

Nasdaq Global Market symbol	SYNL

Use of proceeds

We intend to use the net proceeds of this offering for general corporate purposes, which may include, without limitations, identified capital expenditures, funding the potential acquisition of, or investments in, one or more businesses and/or assets in our near-term acquisition pipeline, and for working capital requirements. See “Use of Proceeds.”

Risk factors

An investment in our common stock involves certain risks. You should carefully consider the risks described under “Risk Factors” beginning on page S-3 of this prospectus supplement, including the risks incorporated therein from our most recent Annual Report on Form 10-K and our other periodic reports filed with the SEC and incorporated by reference herein, before making an investment decision.

RISK FACTORS

Investing in our common stock involves a high degree of risk. In addition to the other information in this prospectus supplement, you should carefully consider the following risks and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2017, as well as the other information and data set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision with respect to our common stock. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition and results of operations, which could cause you to lose all or a part of your investment in our common stock. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering and Our Common Stock

Although our common stock is currently traded on the Nasdaq Global Market, it has less liquidity than stocks for larger companies quoted on a national securities exchange.

The trading volume in our common stock on the Nasdaq Global Market has been relatively low when compared with larger companies listed on the Nasdaq Global Market or other stock exchanges. There is no assurance that a more active and liquid trading market for our common stock will exist in the future. Consequently, stockholders may not be able to sell a substantial number of shares for the same price at which stockholders could sell a smaller number of shares. In addition, we cannot predict the effect, if any, that future sales of our common stock in the market, or the availability of shares of common stock for sale in the market, will have on the market price of our common stock. Sales of substantial amounts of common stock in the market, or the potential for large amounts of sales in the market, could cause the price of our common stock to decline, or reduce our ability to raise capital through future sales of common stock.

Market conditions and other factors may affect the market price of our common stock.

The market price and trading volume of our common stock could be subject to significant fluctuations due to a change in sentiment in the market regarding companies within our industry, in general, our operations or business prospects, future acquisitions to which we are a party, this offering or future sales of our securities. The market price of our common stock may fluctuate as a result of a variety of additional factors, many of which are beyond our control, including:

•	operating results that vary from the expectations of management, securities analysts and/or investors;

•	developments in our business or sectors of either of our business segments, generally;

•	regulatory changes affecting our industry generally or our business and operations;

•	the operating and stock price performance of companies that investors consider to be comparable to us;

•	announcements of strategic developments, acquisitions and other material events by us or our competitors;

•	our ability to integrate any companies and businesses that we acquire; and

•	changes in the securities markets and securities prices generally.

Accordingly, the shares of our common stock that an investor purchases, whether in this offering or in the secondary market, may trade at a price lower than that at which they were purchased.

There may be future sales of our common stock, which could adversely affect the market price of our common stock and dilute a stockholders’ ownership of common stock.

The exercise of any options granted to executive officers and other employees under our equity compensation plans and other future issuances of our common stock could have an adverse effect on the market price of the shares of our common stock. Further, we are not restricted from issuing additional shares of common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive shares of common stock. Sales of a substantial number of shares of our common stock in the public market or the perception that such sales might occur could materially adversely affect the market price of the shares of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Accordingly, our stockholders bear the risk that our future offerings will reduce the market price of our common stock and dilute their stock holdings in us.

Our dividend policy may change and our ability to pay dividends is restricted.

Our Board of Directors announced an annual cash dividend of $0.25 per share on August 7, 2018, payable in December 2018. Previously, our Board of Directors declared annual cash dividends of $0.13 per share on November 6, 2017 and $0.30 per share on December 8, 2015. No dividends were declared or paid in 2016. In the future, our dividend policy may be affected by, among other things, business conditions, our financial position, earnings, earnings outlook, capital spending plans and other factors that our Board of Directors considers relevant at that time. Our dividend policy may change from time to time, and we cannot provide assurance that we will continue to declare dividends at all or in any particular amounts. A change in our dividend policy could have a negative effect on the market price of our common stock.

In addition, our credit agreement restricts the payment of dividends through a minimum fixed charge coverage covenant. Moreover, under Delaware law, a corporation may pay dividends only out of capital surplus or net profits, and no dividends may be paid if the capital of the corporation has been diminished to an amount less than the aggregate amount represented by the issued and outstanding stock of all classes having a preference upon the distribution of the corporation’s assets. These restrictions have not been an issue for us in the past, but they could be applicable, and prevent the payment of dividends, if we suffer losses or a financial setback.

There is not a minimum number of securities that we must sell to complete the offering, and a substantial percentage of the proceeds from the offering may be used to pay for the offering expenses.

This offering is on a “best efforts” basis; that is, the sales agents will use their commercially reasonable efforts to sell the common stock that we are offering. As a result, there is no condition in the offering to sell any minimum number or dollar amount of shares. To the extent that we sell significantly fewer than the total number of shares that we are offering, you may be one of only a small number of investors to purchase our common stock in this offering. In addition, a substantial percentage of the offering proceeds may be used to pay for the offering expenses, and not for our intended use of proceeds.

If we do not raise our desired proceeds in the offering, we may be unable to meet our strategic objectives, which could have a material adverse effect on our business prospects, financial condition or results of operations. In that event, we may need to raise additional capital in the future. The ability to raise capital through the sale of additional securities will depend primarily upon our financial condition and the condition of financial markets at that time, and we may not be able to obtain additional capital in amounts or on terms that are attractive. In addition, the issuance of any additional shares of common stock, preferred stock or convertible securities in the future could be substantially dilutive to our stockholders. See “—There may be future sales of our common stock, which could adversely affect the market price of our common stock and dilute a stockholders’ ownership of common stock.” Holders of our shares of common stock have no preemptive rights that entitle them to purchase their pro-rata share of any offering of shares of any class or series and, therefore, our stockholders may not be permitted to invest in future issuances of our common stock and as a result will be diluted.

Our management will have broad discretion in allocating all of the proceeds of the offering.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, management may use the net proceeds for corporate purposes that may not increase our profitability or market value.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make certain forward-looking statements in this prospectus supplement, the accompanying prospectus, in the documents incorporated by reference in this prospectus supplement and any free writing prospectus that we may authorize for use in connection with this offering that are based upon our current expectations and projections about current events. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of these safe harbor provisions. You can identify these statements from our use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “seek,” “continue,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, expected or anticipated revenue, results of operations and business of the company, developments relating to our industries, customers and suppliers and market conditions and regulatory developments that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to: adverse economic conditions; the impact of competitive products and pricing; product demand and acceptance risks; raw material and other increased costs; raw materials availability; employee relations; ability to maintain workforce by hiring trained employees; labor efficiencies; customer delays or difficulties in the production of products; new fracking regulations; a prolonged decrease in oil and nickel prices; unforeseen delays in completing the integrations of acquisitions; risks associated with mergers, acquisitions, dispositions and other expansion activities; financial stability of our customers; environmental issues; unavailability of debt financing on acceptable terms and exposure to increased market interest rate risk; inability to comply with covenants and ratios required by our debt financing arrangements; ability to weather an economic downturn; loss of consumer or investor confidence and other risks detailed from time-to-time in our SEC filings.

You should also consider carefully the statements under “Risk Factors,” including the risks incorporated therein from our most recent Annual Report on Form 10-K and our other periodic reports filed with the SEC and incorporated by reference herein, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus supplement, the accompanying prospectus, the documents we incorporate by reference and any free writing prospectus that we may authorize for use in connection with this offering.

Because of these and other uncertainties, our actual future results, performance or achievements, or industry results, may be materially different from the results contemplated by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results. Our forward-looking statements speak only as of the date they were made. We do not intend to update these forward-looking statements, even though our situation may change in the future, unless we are obligated to do so under the federal securities laws. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $10 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the equity distribution agreement with our sales agents as a source of financing.

We intend to use the net proceeds of this offering for general corporate purposes, which may include, without limitations, identified capital expenditures, funding the potential acquisition of, or investments in, one or more businesses and/or assets in our near-term acquisition pipeline, and for working capital requirements. We will have broad discretion in the way that we use the net proceeds of this offering.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of June 30, 2018:

•	an actual basis; and

•

on an as adjusted basis, after giving effect to the sale of all $10 million of shares of our common stock offered in this offering at an assumed offering price of $24.55 per share, which is the last reported sale price of our common stock on the Nasdaq Global Market on August 8, 2018, after deducting the sales agents’ commissions and estimated offering expenses payable by us.

The following table assumes the sale of all $10 million of shares of our common stock offered hereby; however, this offering is on a “best efforts” basis, and there is no condition in the offering to sell any minimum number or dollar amount of shares. As a result, actual sales, if any, of our common shares, and the actual application of the proceeds thereof, under this prospectus supplement and the accompanying prospectus may be different than as set forth in the table below. In addition, the price per share of any such sale may be greater or less than $24.55 depending on the market price of our common shares at the time of any such sale.

You should read the following table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes thereto, which are included in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2018 and incorporated herein by reference.

	As of June 30, 2018
	Actual	As Adjusted
	(dollars in thousands)
Common stock, par value $1 per share; authorized 24,000,000 shares; issued 10,300,000 shares (actual), 10,300,000 shares (as adjusted) (1)	$10,300	$10,300
Capital in excess of par value	35,497	41,489
Retained earnings	65,631	65,631
Accumulated other comprehensive loss	—	—

	111,428	117,420

Less cost of common stock in treasury: 1,497,794 shares (actual), 1,090,462 shares (as adjusted)	13,604	9,904

Total shareholders’ equity	$97,824	$107,516

(1)

This amount does not include 104,343 shares of common stock issuable upon the exercise of outstanding options with a weighted-average exercise price of $13.44 per share, of which 92,665 are vested, as of June 30, 2018.

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value of our common stock as of June 30, 2018 was approximately $81.8 million, or approximately $9.29 per share of our common stock based upon 8,802,206 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of June 30, 2018.

After giving effect to the sale of our common stock in the aggregate amount of $10 million at an assumed offering price of $24.55 per share, the last reported sale price of our common stock on the Nasdaq Global Market on August 8, 2018, and after deducting the sales agents’ commissions and estimated offering expenses payable by us, our net tangible book value as of June 30, 2018 would have been approximately $91.5 million, or $9.94 per share of common stock. This represents an immediate increase in net tangible book value of $0.65 per share to our existing stockholders and an immediate dilution in net tangible book value of $14.61 per share to new investors in this offering.

The following table illustrates this calculation on a per share basis:

Offering price per share	$24.55
Net tangible book value per share	$9.29
Increase in net tangible book value per share attributable to the offering	$0.65
As-adjusted net tangible book value per share after giving effect to the offering	$9.94
Dilution in net tangible book value per share to new investors	$14.61

The number of shares of our common stock to be outstanding immediately after this offering is based on 8,802,206 shares of our common stock outstanding as of June 30, 2018. The number of shares outstanding as of June 30, 2018 excludes 104,343 shares of common stock issuable upon the exercise of outstanding options with a weighted-average exercise price of $13.44 per share, of which 92,665 are vested, as of June 30, 2018. The foregoing table does not give effect to the exercise of any outstanding options. To the extent options are exercised, there may be further dilution to new investors.

PLAN OF DISTRIBUTION

We have entered into an equity distribution agreement with BB&T and Ladenburg, as our sales agents, relating to sales of our common stock. Upon acceptance of written instructions from us, the applicable sales agent will use its commercially reasonable efforts consistent with its sales and trading practices to solicit offers to purchase shares of our common stock. Subject to the terms and conditions of the equity distribution agreement, the sales agents may sell shares of common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made on any existing trading market for shares of our common stock or to or through a market maker. We will instruct each sales agent as to the amount of common stock to be sold by them; provided, however, that we will instruct only one sales agent, if any, to sell such shares of common stock on any single trading day. We may instruct the sales agents not to sell common stock if the sales cannot be effected at or above the price designated by us in any instruction. We or the sales agents may suspend the offering of common stock upon proper notice and subject to other conditions.

Each sales agent will provide written confirmation to us no later than the opening of the trading day on the Nasdaq Global Market following the trading day in which shares of our common stock are sold under the equity distribution agreement. Each confirmation will include the number of shares sold on the preceding day, the net proceeds to us and the compensation payable by us to such sales agent in connection with the sales.

We will pay the sales agents a commission for their services in acting as agents in the sale of common stock. Each sales agent will be entitled to compensation equal to 2.00% of the gross sales price of all shares sold through such sales agent under the equity distribution agreement. We estimate that the total expenses for the offering, excluding compensation payable to the sales agents under the terms of the equity distribution agreement, will be approximately $308,000. We have also agreed to reimburse the sales agents for certain of their out-of-pocket expenses under certain circumstances as set forth in the equity distribution agreement.

Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the applicable sales agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report at least quarterly the number of shares of common stock sold through the sales agents under the equity distribution agreement, the net proceeds to us and the compensation paid by us to the sales agents in connection with the sales of common stock.

In connection with the sale of the shares of our common stock on our behalf, the sales agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the sales agents may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the sales agents against specified liabilities, including liabilities under the Securities Act, or to contribute to payments that the sales agents may be required to make because of those liabilities.

The offering of shares of our common stock pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of all common stock subject to the agreement or (2) termination of the equity distribution agreement. The equity distribution agreement may be terminated by the sales agents or us at any time upon three days notice, and by the sales agents at any time under certain circumstances, including our failure to maintain a listing of our common shares on the Nasdaq Global Market or the occurrence of a material adverse change in our company.

The sales agents and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. An affiliate of BB&T is the lender under our $80.0 million credit facility. The sales agents and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or may in the future receive customary fees and expenses. To the extent required by Regulation M under the Exchange Act, the sales agents will not engage in any market-making activities involving our shares of common stock while the offering is ongoing under this prospectus supplement.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Williams Mullen, Richmond, Virginia. Troutman Sanders LLP, Richmond, Virginia, will act as counsel for the sales agents.

EXPERTS

The consolidated financial statements of Synalloy Corporation and subsidiaries as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2017, contains an explanatory paragraph that states the Company acquired certain assets of Marcegaglia USA, Inc. (the Munhall facility) during 2017, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2017, the Munhall facility’s internal control over financial reporting associated with total assets (including amounts resulting from the purchase price allocation) of $20.2 million and total revenues of $25.8 million included in the consolidated financial statements of the Company as of and for the year ended December 31, 2017. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of the Munhall facility.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus supplement and the accompanying prospectus are a part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act (File No. 333-204850). The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. The incorporated documents contain significant information about us, our business and our finances. Any statement contained in a document that is incorporated by reference in this prospectus supplement and the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement and the accompanying prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents we filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 13, 2018;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 3, 2018;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 3, 2018, and for the quarter ended June 30, 2018, filed with the SEC on August 7, 2018;

•	our Current Reports on Form 8-K filed with the SEC on March 12, 2018, May 23, 2018, May 30, 2018 and July 2, 2018;

•

the description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on November 26, 1991 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act; and

•

all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the underlying securities.

To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus supplement and the accompanying prospectus.

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address: Dennis M. Loughran, Senior Vice President and Chief Financial Officer, Synalloy Corporation, 4510 Cox Road, Suite 201, Richmond, Virginia 23060, (804) 822-3266.

Prospectus

$50,000,000

SYNALLOY CORPORATION

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

We may offer from time to time common stock, preferred stock, debt securities (which may be senior or subordinated debt securities), warrants, purchase contracts or units. This prospectus describes the general terms of these securities and the general manner in which we will offer the securities.

The aggregate initial offering price of all securities we sell under this prospectus will not exceed $50,000,000.

The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities. The prospectus supplement may also add, update or change information contained in this prospectus.

You should read this prospectus and any supplements carefully before you invest.

Our common stock is traded on the NASDAQ Global Market under the symbol “SYNL.”

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” on page 7 of this prospectus and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 3, 2016.

i

ABOUT THIS PROSPECTUS

Unless the context requires otherwise, in this prospectus we use the terms “we,” “us,” “our,” “Synalloy” and the “company” to refer to Synalloy Corporation and its subsidiaries.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus in a dollar amount that does not exceed $50,000,000 in the aggregate.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in our securities. See “Where You Can Find More Information” for more information. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s website or at the SEC’s offices. The SEC’s website and street address are provided under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus or a supplement to this prospectus. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus, or in any document incorporated by reference is accurate as of any date other than the date of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our securities occurs.

We may sell our securities to underwriters who will in turn sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents which we may designate from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

A prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to be received by Synalloy. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits to the registration statement and the documents incorporated by reference.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at no cost on our website at http://investor.synalloy.com as soon as reasonably practicable after we file such documents with the SEC. We are not incorporating the information on our website into this prospectus, and the information on the website is not included in, nor is it a part of, this prospectus or any prospectus supplement. Our SEC file number is 000-19687.

DOCUMENTS INCORPORATED BY REFERENCE

We incorporate by reference into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus.

Some information contained in this prospectus updates and supersedes the information incorporated by reference and some information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below (except Items 2.02 and 7.01 of any Current Report on Form 8-K, unless otherwise indicated in the Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended January 3, 2015, filed on March 17, 2015;

•	our Quarterly Report on Form 10-Q for the quarter ended April 4, 2015, filed on May 11, 2015;

•	our Quarterly Report on Form 10-Q for the quarter ended July 4, 2015, filed on August 11, 2015;

•	our Quarterly Report on Form 10-Q for the quarter ended October 3, 2015, filed on November 12, 2015;

•

our Current Reports on Form 8-K filed on February 2, 2015 (amendment no. 1 to report filed November 25, 2014), May 18, 2015, June 12, 2015, July 14, 2015, August 11, 2015, August 31, 2015, December 31, 2015 and January 13, 2016; and

•

the description of common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on November 26, 1991 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We also incorporate by reference any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement that contains this prospectus and before the time that all of the securities offered by this prospectus are sold; provided, however, that we are not incorporating by reference any information furnished under Item 2.02 or 7.01 of any Current Report on Form 8-K (unless otherwise indicated). Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other document filed later which is also incorporated in this prospectus by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded. The information contained in this prospectus should be read together with the information in the documents incorporated in this prospectus by reference.

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:

Dennis M. Loughran

Senior Vice President and Chief Financial Officer

Synalloy Corporation

775 Spartan Blvd., Suite 102

P.O. Box 5627

Spartanburg, South Carolina 29304

(864) 585-3605

These incorporated documents may also be available on our website at http://investor.synalloy.com. Except for incorporated documents, information contained on our website is not a prospectus and does not constitute part of this prospectus.

NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

We make certain forward-looking statements in this prospectus, any prospectus supplement and in the documents incorporated by reference into this prospectus that are based upon our current expectations and projections about current events. You should not rely on forward-looking statements in this prospectus, any prospectus supplement or the documents incorporated by reference. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of these safe harbor provisions. You can identify these statements from our use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, expected or anticipated revenue, results of operations and business of the company that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to: adverse economic conditions and the impact on us and our suppliers and customers; the impact of competitive products and pricing; product demand and acceptance risks; raw material and other increased costs; raw materials availability; employee relations; ability to maintain workforce by hiring trained employees; labor efficiencies; customer delays or difficulties in the production of products; new fracking regulations; a prolonged decrease or fluctuations in nickel or oil prices; unforeseen delays in completing the integration of acquisitions or planned capital improvements; risks associated with dispositions, mergers, acquisitions and other expansion activities; financial stability of our customers; environmental issues; unavailability of debt financing on acceptable terms and exposure to increased market interest rate risk; inability to comply with covenants and ratios required by our debt financing arrangements; and loss of consumer or investor confidence.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, any prospectus supplement and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, any prospectus supplement and the documents we incorporate by reference.

Because of these and other uncertainties, our actual future results, performance or achievements, or industry results, may be materially different from the results contemplated by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results. You should not place undue reliance on any forward-looking statements, which speak only as of the date they were made. We do not intend to update these forward-looking statements, even though our situation may change in the future, unless we are obligated to do so under the federal securities laws. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUMMARY

This summary provides selected information about Synalloy and a general description of the securities we may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities we will offer, you should read carefully this entire prospectus, including the “Risk Factors” section, the applicable prospectus supplement for the securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.

Synalloy Corporation

Business Overview

Synalloy Corporation is a growth oriented company that engages in a number of diverse industrial businesses. The company currently operates in two segments: Metals and Specialty Chemicals. Our Metals segment (“Synalloy Metals”) manufactures welded pipe from stainless steel and other specialty alloys. It also operates a master distributorship that supplies heavy wall, large diameter seamless carbon tube and pipe. In addition, Synalloy Metals manufactures fiberglass and steel liquid storage tanks and separation equipment. The principal markets for Synalloy Metals include energy, chemical, petrochemical, mining, power generation, liquid natural gas and liquefaction, water and waste water treatment, and pulp and paper. Our Specialty Chemicals segment (“Synalloy Specialty Chemicals”) produces specialty chemicals principally for the paper, mining, agriculture, paint, oil and gas and chemical industries. The primary product lines include defoamers, surfactants, lubricants, corrosion inhibitors and biocides.

Synalloy Metals

Synalloy Metals consists of Bristol Metals, LLC (“Brismet”), Palmer of Texas Tanks, Inc. (“Palmer”) and Specialty Pipe & Tube, Inc. (“Specialty”). Brismet’s operations include the manufacturing of welded pipe from stainless steel and other specialty alloys; Palmer manufactures fiberglass and steel liquid storage solutions and separation equipment; and, Specialty is a master distributor of seamless carbon tube and pipe.

Brismet’s stainless steel products are used principally by customers requiring materials that are corrosion-resistant or suitable for high-purity processes. The largest users are the chemical, petrochemical, pulp and paper, waste water treatment and liquid natural gas industries. Other important users are in industries relating to mining, power generation (including nuclear), water treatment, brewery, food processing, petroleum, pharmaceutical and alternative fuels.

Palmer’s liquid storage solutions and separation equipment are significantly focused on providing fiberglass and steel tanks to the oil and gas industry, and are also used in the municipal water, wastewater, chemical and food industries. Additionally, Palmer offers a full range of related services, including transportation, installation and field repairs, giving it a “one-stop shopping” advantage.

Specialty distributes seamless carbon tube and pipe, with a focus on heavy wall, large diameter products. The end markets for Specialty’s products include oil and gas, heavy equipment and other industrial businesses where high-pressure applications are required.

Synalloy Specialty Chemicals

Synalloy Specialty Chemicals consists of Manufacturers Chemicals, LLC (“MC”) and CRI Tolling, LLC (“CRI”). MC is a contract manufacturer that produces over 1,100 specialty chemical formulations and intermediates for use in a wide variety of applications and industries; and CRI is a toll manufacturer that provides outside chemical manufacturing resources to global and regional chemical companies.

MC’s primary product lines focus on the areas of defoamers, surfactants and lubricating agents. These three fundamental product lines are utilized in a diverse number of industries, including carpet, paper, mining, agriculture, paint, textiles, petroleum and other chemicals. MC’s capabilities also include the sulfation of fats and oils (animal and vegetable derivatives). The products produced by this process represent renewable resources, and are alternatives to more expensive and non-renewable product derivatives.

CRI engages in high quality specialty chemical toll manufacturing in which it processes raw materials and semi-finished goods for global and regional chemical companies. Our CRI facility provides such companies with access to state-of-the-art outside manufacturing and production capabilities. It also provides the company with redundant production capabilities for MC’s key products.

Additional Information

For a description of our business, financial condition, results of operations and other important information regarding Synalloy Corporation, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information” and “Documents Incorporated by Reference.”

Synalloy Corporation is a Delaware corporation. Our principal executive offices are located at 775 Spartan Boulevard, Suite 102, Spartanburg, South Carolina, and our telephone number is (864) 585-3605. Our Internet address is http://www.synalloy.com. We are not incorporating the information on our website into this prospectus, and the information on the website is not included in, nor is it a part of, this prospectus.

The Securities We May Offer

We may use this prospectus to offer securities in an aggregate amount of up to $50,000,000 in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities in addition to those described in the “Risk Factors” section of this prospectus. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may sell our common stock. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price of the shares.

Preferred Stock

We may sell shares of our preferred stock in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will list the preferred stock on a securities exchange and any other specific terms of the series of preferred stock.

As of the date of this prospectus, we are not authorized under our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to issue preferred stock. Accordingly, prior to establishing and issuing any series of preferred stock, our stockholders would need to approve an amendment to our Certificate of Incorporation (i) that establishes the rights, designations, preferences, qualifications, limitations and other terms of such series of preferred stock, or (ii) that would provide our Board of Directors the authority to establish, in one or more series, shares of preferred stock at such times, for such purposes and for such consideration as the Board of Directors may deem advisable (a so-called “blank check” preferred stock provision), and our Board of Directors would have to establish the rights, designations, preferences, qualifications, limitations and other terms of such series of preferred stock.

Debt Securities

Our debt securities may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

Warrants

We may sell warrants to purchase shares of our common stock, shares of our preferred stock or debt securities. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our common stock, preferred stock or debt securities. The price of our debt securities or price per share of common stock or preferred stock, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

Units

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in any applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those risk factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any related prospectus supplement for general corporate purposes. These purposes may include financing of acquisitions and capital expenditures, additions to working capital and repayment or redemption of existing indebtedness.

Pending such use, we may temporarily invest the net proceeds of any offering. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as indicated in a prospectus supplement, allocations of the proceeds to specific purposes will not have been made at the date of that prospectus supplement.

We continually evaluate possible business combination opportunities. As a result, future business combinations involving cash, debt or equity securities may occur. Any future business combination or series of business combinations that we might undertake may be material, in terms of assets acquired, liabilities assumed or otherwise, to our financial condition.

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

We have presented in the table below our historical consolidated ratio of earnings to fixed charges for the periods shown. We had no preferred stock outstanding for any period presented and, accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

	For the Nine Months Ended October 3, 2015	For the Fiscal Years
		2014	2013	2012	2011	2010
Ratio of earnings to fixed charges:	9.13	13.40	3.34	8.48	18.07	(5.42)

We have computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, “earnings” consist of income from continuing operations before income taxes plus fixed charges and amortization of capitalized interest, less capitalized interest. “Fixed charges” consist of interest expensed and capitalized (including amortization of debt issuance costs) and our estimate of the interest component of rental expense.

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of Synalloy consists of 24,000,000 shares of our common stock, par value $1.00 per share. As of the date of this prospectus, we are not authorized under our Certificate of Incorporation to issue preferred stock. As of December 31, 2015, there were 8,636,686 shares of our common stock issued and outstanding held by approximately 540 holders of record. As of December 31, 2015, there were options outstanding to purchase 173,985 shares of our common stock and 48,441 shares were subject to unvested restricted stock awards, all granted under our equity compensation plans. See “Description of Common Stock” and “Description of Preferred Stock” for more information.

DESCRIPTION OF COMMON STOCK

The following summary description of the material features of the common stock of Synalloy is qualified in its entirety by reference to the applicable provisions of Delaware law, our Certificate of Incorporation and our Bylaws, as amended (the “Bylaws”).

General

Each share of our common stock has the same relative rights as, and is identical in all respects to, each other share of our common stock. Synalloy’s common stock is listed and trades on the NASDAQ Global Market under the symbol “SYNL.” All of the outstanding shares of common stock are, and any common stock issued and sold under this prospectus will be, fully paid and nonassessable.

The transfer agent for our common stock is American Stock Transfer & Trust Company, LLC.

Voting

Holders of our common stock are entitled to one vote per share on matters to be voted on by stockholders and to vote such shares cumulatively at all elections of directors of the company. Holders of our common stock have exclusive voting rights for the election of our directors and all other matters requiring stockholder action.

Dividends

Holders of our common stock are entitled to share ratably in any dividends declared by our Board of Directors in its discretion out of funds legally available therefor, subject to any preferential dividend rights of any outstanding preferred stock.

Liquidation and Dissolution

Upon our liquidation or dissolution, the holders of our common stock will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock outstanding at the time.

Other Rights and Restrictions

Our common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such stock. Our common stock is not subject to redemption by us. Our Certificate of Incorporation and Bylaws do not restrict the ability of a holder of common stock to transfer the stockholder’s shares of common stock. When we issue shares of common stock under this prospectus and any prospectus supplement, the shares will not have, or be subject to, any preemptive or similar rights.

Directors

Our Certificate of Incorporation provides that the Board of Directors shall consist of not less than three nor more than 15 individuals. All of our directors stand for election on an annual basis.

Certain Anti-Takeover Provisions of Delaware Law and our Certificate of Incorporation and Bylaws

Section 203 of the Delaware General Corporation Law. Unless a corporation elects in its certificate of incorporation or bylaws for Section 203 of the Delaware General Corporation Law not to apply, such section generally has an anti-takeover effect for transactions not approved in advance by a corporation’s board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders. In our Certificate of Incorporation, we have expressly elected not to be governed by the provisions of Section 203 of the Delaware General Corporation Law.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or one of its committees.

Amendment of the Certificate of Incorporation and Bylaws. Our Certificate of Incorporation can be amended by a majority vote of stockholders. There are no provisions which require a higher vote to amend. Our Bylaws may be amended by a majority of our directors and may also be amended by the holders of a majority of our outstanding voting stock.

Removal of Directors. Under our Bylaws, a director may be removed from office with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors, but if less than the entire board is removed, no director may be removed without cause if the vote against his removal would be sufficient to elect him if cumulatively voted at an election.

Liability and Indemnification of Officers and Directors. Our Certificate of Incorporation and Bylaws provide that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the company) by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the company, or any predecessor of the company, or is or was serving at the request of the company, or any predecessor of the company, as a director, officer, incorporator, employee or agent of another corporation, or partnership, joint venture, trust or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the company to the full extent then permitted by Delaware law against expenses (including attorneys’ fees), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan) and amounts paid in settlement incurred by him in connection with such action, suit or proceeding.

Our Certificate of Incorporation further provides that a director of the company shall not be personally liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts of omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as it now exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit.

The provisions of our Certificate of Incorporation and Bylaws could tend to make the acquisition of Synalloy more difficult to accomplish without the cooperation or favorable recommendation of the Synalloy Board of Directors.

DESCRIPTION OF PREFERRED STOCK

As of the date of this prospectus, we are not authorized under our Certificate of Incorporation to issue preferred stock. Accordingly, prior to establishing and issuing any series of preferred stock, our stockholders would need to approve an amendment to our Certificate of Incorporation (i) that establishes the rights, designations, preferences, qualifications, limitations and other terms of such series of preferred stock, or (ii) that would provide our Board of Directors the authority to establish, in one or more series, shares of preferred stock at such times, for such purposes and for such consideration as the Board of Directors may deem advisable (a so-called “blank check” preferred stock provision), and our Board of Directors would have to establish the rights, designations, preferences, qualifications, limitations and other terms of such series of preferred stock.

The following summary description of the material features of the preferred stock of Synalloy that we may offer from time to time assumes that the company would obtain the appropriate stockholder approval necessary to issue preferred stock, and is qualified in its entirety by the receipt of such approval. The summary is further qualified in its entirety by reference to the applicable provisions of Delaware law, our Certificate of Incorporation and any certificate of designation or other amendment to our Certificate of Incorporation relating to the issuance of preferred stock by the company generally and to the particular series of preferred stock, a copy of which we will file with the SEC in connection with the sale of any series of preferred stock.

General

Our Board of Directors may authorize the issuance of one or more series of preferred stock and may establish and designate series and the number of shares and the relative rights, preferences and limitations of the respective series of the preferred stock offered by this prospectus and the applicable prospectus supplement. The shares of preferred stock, when issued and sold, will be fully paid and nonassessable.

The number of shares and all of the relative rights, preferences and limitations of the respective future series of preferred stock authorized by our Board of Directors will be described in the applicable prospectus supplement. The terms of a particular series of preferred stock may differ, among other things, in:

•	designation;

•	number of shares that constitute the series;

•	dividends (which may be cumulative or noncumulative), the dividend rate, or the method of calculating the dividend rate;

•	dividend periods, or the method of calculating the dividend periods;

•

redemption provisions, including whether, on what terms and at what prices the shares will be subject to redemption at the option of the holder or our option and whether a sinking fund will be established;

•	voting rights;

•	preferences and rights upon liquidation or winding up;

•

whether and on what terms the shares will be convertible into or exchangeable for shares of any other class, series or security of ours or any other corporation or any other property (including whether the conversion or exchange is mandatory, at the option of the holder or our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted);

•

for preferred stock convertible into our common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock (including whether the conversion or exchange is mandatory, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common stock issuable upon conversion or exchange may be adjusted) at the option of the holder or our option and the period during which conversion or exchange may occur; and

•	the other rights and privileges and any qualifications, limitations or restrictions of those rights or privileges.

Each series of preferred stock will rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up:

•	junior to any series of our capital stock expressly stated to be senior to that series of preferred stock; and

•	senior to our common stock and any class of our capital stock expressly stated to be junior to that series of preferred stock.

Dividends

Dividends will be payable as they are declared by our Board of Directors at such time or times as it elects, and no holder of preferred stock will have any right to receive any dividend unless and until that dividend has been declared by the Board of Directors. The stated annual dividend may be declared and paid in increments during each calendar year.

If described in the applicable prospectus supplement, we may pay cumulative cash dividends to the holders of preferred stock, when and as declared by the Board of Directors or a committee thereof, out of funds legally available for payment. The prospectus supplement will detail, as applicable, the annual rate of dividends or the method or formula for determining or calculating them, and the payment dates and payment periods for dividends. In the event that dividends are declared on the preferred stock, the Board of Directors or a committee thereof will fix a record date in advance for any such payment of dividends, which will be paid on the preferred stock to the holders of record on that record date.

We will not declare, pay or set aside for payment any dividends on any preferred stock ranking on a parity as to payment of dividends with the preferred stock unless we declare, pay or set aside for payment dividends on all the outstanding shares of preferred stock for all dividend payment periods ending on or before the dividend payment date for that parity stock.

Unless we have paid in full all unpaid cumulative dividends, if any, on the outstanding shares of preferred stock, we may not take any of the following actions with respect to our common stock or any other preferred stock of Synalloy ranking junior or on parity with the preferred stock as to dividend payments (unless otherwise described in the prospectus supplement):

•	declare, pay or set aside for payment any dividends, other than dividends payable in our common stock;

•	make other distributions;

•	redeem, purchase or otherwise acquire our common stock or junior preferred stock for any consideration; or

•	make any payment to or available for a sinking fund for the redemption of our common stock or junior preferred stock.

Conversion and Exchange

The prospectus supplement will indicate whether and on what terms the shares of any future series of preferred stock will be convertible into or exchangeable for shares of any other class, series or security of Synalloy or any other corporation or any other property (including whether the conversion or exchange is mandatory, at the option of the holder or our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted). It will also indicate for preferred stock convertible into common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock (including whether the conversion or exchange is mandatory, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common stock issuable upon conversion or exchange may be adjusted) at the option of the holder or our option and the period during which conversion or exchange may occur.

Redemption

The prospectus supplement will indicate whether, and on what terms, the shares of any future series of preferred stock will be subject to redemption, mandatory or otherwise, or a sinking fund provision. The prospectus supplement will also indicate whether, and on what terms, including the redemption price and date on or after which redemption may occur, we may redeem shares of a series of the preferred stock.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of Synalloy, the holders of shares of preferred stock outstanding will be entitled to receive, out of the assets of Synalloy available for distribution to stockholders, liquidating distributions in an amount equal to the stated value per share of preferred stock, as described in our Certificate of Incorporation (as amended to establish the preferred stock) and/or the applicable prospectus supplement, plus accrued and accumulated but unpaid dividends, if any, to the date of final distribution, before any distribution is made to holders of:

•	any class or series of capital stock ranking junior to the preferred stock as to rights upon liquidation, dissolution or winding up; or

•	our common stock.

However, holders of the shares of preferred stock will not be entitled to receive the liquidation price of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation, dissolution or winding up. Unless otherwise provided in the applicable prospectus supplement, neither a consolidation or merger of Synalloy with or into another corporation nor a merger of another corporation with or into Synalloy nor a sale or transfer of all or part of Synalloy’s assets for cash or securities will be considered a liquidation, dissolution or winding up of Synalloy.

If, upon any liquidation, dissolution or winding up of Synalloy, assets of Synalloy then distributable are insufficient to pay in full the amounts payable with respect to the preferred stock and any other preferred stock ranking on parity with the preferred stock as to rights upon liquidation, dissolution or winding up, the holders of shares of the preferred stock and of shares of that other preferred stock will participate ratably in any distribution in proportion to the full respective preferential amounts to which they are entitled. After we have paid the full amount of the liquidating distribution to which they are entitled, the holders of the preferred stock will not be entitled to any further participation in any distribution of assets by Synalloy.

Voting Rights

Unless otherwise determined by our Board of Directors and indicated in the prospectus supplement, holders of the preferred stock will not have any voting rights except as from time to time required by law.

So long as any shares of the preferred stock remain outstanding, we will not, without the consent of the holders of at least a majority of the shares of preferred stock outstanding at the time, voting together as one class with all other series of preferred stock having similar voting rights that have been conferred and are exercisable:

•	issue or increase the authorized amount of any class or series of stock ranking senior to the outstanding preferred stock as to dividends or upon liquidation or dissolution; or

•

amend, alter or repeal the provisions of our Certificate of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any power, preference or special right of the outstanding preferred stock or its holders.

DESCRIPTION OF DEBT SECURITIES

Debt May Be Senior or Subordinated

We may issue senior or subordinated debt securities. The senior debt securities and, in the case of debt securities in bearer form, any coupons to these securities, will constitute part of our senior debt and, except as otherwise provided in the applicable prospectus supplement, will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities and any coupons will constitute part of our subordinated debt and will be subordinate and junior in right of payment to all of our “senior indebtedness” (as defined herein). If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter. If issued, there will be one indenture for senior debt securities and one for subordinated debt securities.

Payments

We may issue debt securities from time to time in one or more series. The provisions of each indenture may allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that issue. The debt securities may be denominated and payable in U.S. dollars.

Debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the debt security. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the United States federal income tax consequences and special considerations applicable to any such debt securities.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

•	classification as senior or subordinated debt securities and the specific designation;

•	aggregate principal amount, purchase price and denomination;

•	currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	date of maturity;

•	the interest rate or rates or the method by which the interest rate or rates will be determined, if any;

•	the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium and/or interest on the debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•

whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

•	whether we will issue the debt securities in definitive form and under what terms and conditions;

•

the terms on which holders of the debt securities may convert or exchange these securities into or for common or preferred stock or other securities of ours offered hereby, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted;

•

information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

•	any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

•	the depository for global certificated securities, if any; and

•	any other specific terms of the debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

Registration and Transfer of Debt Securities

Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the applicable indenture.

Subordination Provisions

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness, to the extent and in the manner set forth in the subordinated indenture. The indenture for any subordinated debt securities will define the applicable “senior indebtedness.” Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

The applicable prospectus supplement will describe the circumstances under which we may withhold payment of principal of, or any premium or interest on, any subordinated debt securities. In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness or their representatives or trustees in accordance with the priorities then existing among such holders as calculated by us until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered to, the holders of the senior indebtedness or their representatives or trustees at the time outstanding in accordance with the priorities then existing among such holders as calculated by us for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

Covenants

The applicable prospectus supplement will contain, where applicable, the following information about any senior debt securities issued under it:

•	the terms and conditions of any restrictions on our ability to create, assume, incur or guarantee any indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance; and

•	the terms and conditions of any restrictions on our ability to merge or consolidate with any other person or to sell, lease or convey all or substantially all of our assets to any other person.

Events of Default

The indenture for any senior debt securities will provide holders of the securities with the terms of remedies if we fail to perform specific obligations, such as making payments on the debt securities or other indebtedness, or if we become bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not. The indenture may provide for the issuance of debt securities in one or more series and whether an event of default has occurred may be determined on a series by series basis. The events of default will be defined under the indenture and described in the prospectus supplement.

The prospectus supplement will contain:

•

the terms and conditions, if any, by which the securities holders may declare the principal of all debt securities of each affected series and interest accrued thereon to be due and payable immediately; and

•	the terms and conditions, if any, under which all of the principal of all debt securities and interest accrued thereon shall be immediately due and payable.

The prospectus supplement will also contain a description of the method by which the holders of the outstanding debt securities may annul past declarations of acceleration of, or waive past defaults of, the debt securities.

The indenture will contain a provision entitling the trustee, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities issued under the indenture before proceeding to exercise any trust or power at the request of holders. The prospectus supplement will contain a description of the method by which the holders of outstanding debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or exercising any trust or power conferred on the trustee.

The indenture will provide that no individual holder of debt securities may institute any action against us under the indenture, except actions for payment of overdue principal and interest. The prospectus supplement will contain a description of the circumstances under which a holder may exercise this right.

The indenture will contain a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge

The prospectus supplement will contain a description of our ability to eliminate most or all of our obligations on any series of debt securities prior to maturity provided we comply with the provisions described in the prospectus supplement.

We will also have the ability to discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as “defeasance.” We may be released with respect to any outstanding series of debt securities from the obligations imposed by any covenants limiting liens and consolidations, mergers and asset sales, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called “covenant defeasance.” The conditions we must satisfy to exercise covenant defeasance with respect to a series of debt securities will be described in the applicable prospectus supplement.

Modification of the Indenture

The prospectus supplement will contain a description of our ability and the terms and conditions under which, with the applicable trustee, we may enter into supplemental indentures which make certain changes that do not adversely affect in any material respect the interests of the holders of any series without the consent of the holders of debt securities issued under a particular indenture.

The prospectus supplement will contain a description of the method by which we and the applicable trustee, with the consent of the holders of outstanding debt securities, may add any provisions to, or change in any manner or eliminate any of the provisions of, the applicable indenture or modify in any manner the rights of the holders of those debt securities. The prospectus supplement will also describe the circumstances under which we may not exercise on this right without the consent of each holder that would be affected by such change.

We may not amend a supplemental indenture relating to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each potentially adversely affected holder of subordinated and senior indebtedness then outstanding.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or debt securities. Warrants may be issued independently or together with any shares of common stock or preferred stock or debt securities offered by any prospectus supplement and may be attached to or separate from the shares of common or preferred stock or debt securities. The warrants are to be issued under warrant agreements to be entered into between Synalloy and a bank or trust company, as warrant agent, as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of Synalloy in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants that we may offer from time to time. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement are not complete and are subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, which we will file with the SEC in connection with an issuance of any warrants. In addition, as of the date of this prospectus, we are not authorized under our Certificate of Incorporation to issue preferred stock. Accordingly, the following description as it relates to preferred stock assumes that the company would obtain the appropriate stockholder approval necessary to issue preferred stock, and is qualified in its entirety by the receipt of such approval and the terms of the preferred stock. See “Description of Preferred Stock.”

General

If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

•	the offering price;

•

the designation, number of shares and terms of the common stock purchasable upon exercise of the common stock warrants and the price at which such shares of common stock may be purchased upon such exercise;

•

the designation, number of shares and terms of the preferred stock purchasable upon exercise of the preferred stock warrants and the price at which such shares of preferred stock may be purchased upon such exercise;

•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants and the price at which such debt securities may be purchased upon such exercise;

•

if applicable, the designation and terms of the common stock or preferred stock or debt securities with which the warrants are issued and the number of warrants issued with each share of common stock or preferred stock or such debt securities;

•	if applicable, the date on and after which the warrants and the related common stock or preferred stock or debt securities will be separately transferable;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	whether the warrants will be issued in registered or bearer form;

•	a discussion of certain United States federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

•	any other terms of the warrants.

Warrants may be exchanged for new warrants of different denominations.

If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive payments of principal of, any premium on, or any interest on, the debt securities purchasable upon such exercise or to enforce the covenants in the indenture or to receive payments of dividends, if any, on the common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Warrants

Each warrant will entitle the holder to purchase such number of shares of common stock or preferred stock, or such principal amount of debt securities, at such exercise price as shall in each case be set forth in, or can be calculated according to information contained in, the prospectus supplement relating to the warrant. Warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by Synalloy, unexercised warrants will become void.

Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement, warrants may be exercised by delivery to the warrant agent of (i) the certificate evidencing such warrants properly completed and duly executed and (ii) payment as provided in the prospectus supplement of the amount required to purchase the shares of common stock or preferred stock or debt securities purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of such payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the shares of common stock or preferred stock or debt securities purchasable upon such exercise. If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

Additional Provisions

The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each stock warrant will be subject to adjustment in certain events, including:

•	the issuance of a stock dividend to holders of common stock or preferred stock;

•	a combination, subdivision or reclassification of common stock or preferred stock; or

•	any other event described in the applicable prospectus supplement.

In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any merger, consolidation or sale or conveyance of all or substantially all of the assets of Synalloy, the holder of each outstanding stock warrant shall have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which such stock warrants were exercisable immediately prior thereto.

No Rights as Shareholders

Holders of stock warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors of Synalloy or any other matter, or to exercise any rights whatsoever as stockholders of Synalloy.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our common stock, preferred stock or debt securities. The price per share of common stock or preferred stock, or the price of our debt securities, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•

whether the purchase contracts obligate the holder to purchase or sell, or both, common stock, preferred stock or debt securities, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

•	United States federal income tax considerations relevant to the purchase contracts.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts. In addition, as of the date of this prospectus, we are not authorized under our Certificate of Incorporation to issue preferred stock. Accordingly, the following description as it relates to preferred stock assumes that the company would obtain the appropriate stockholder approval necessary to issue preferred stock, and is qualified in its entirety by the receipt of such approval and the terms of the preferred stock. See “Description of Preferred Stock.”

DESCRIPTION OF UNITS

Units will consist of any combination of one or more of the other securities described in this prospectus. The applicable prospectus supplement or supplements will also describe:

•

the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;

•	any additional terms of the agreement governing the units;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units;

•	any applicable United States federal income tax consequences; and

•	whether the units will be issued in fully registered form.

The terms and conditions described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.

We will issue the units under one or more unit agreements to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

BOOK-ENTRY ISSUANCE

General

The Depository Trust Company (the “DTC”) may act as securities depository for all of the debt securities unless otherwise referred to in the prospectus supplement relating to an offering of debt securities. The debt securities may be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global certificates will be issued for the debt securities, representing in the aggregate the total amount of the debt securities, and will be deposited with DTC.

DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

Access to the DTC system is also available to indirect participants, such as securities brokers and dealers, and banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security, as beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased debt securities. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in debt securities except if use of the book-entry-only system for the debt securities is discontinued.

The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other nominee will not effect any change in beneficial ownership. DTC will have no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

Notices and Voting

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to Cede & Co. as the registered holder of the debt securities. If less than all of the debt securities are being redeemed, DTC’s current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.

Although voting with respect to the debt securities is limited to the holders of record of the debt securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the debt securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date.

Distribution of Funds

The relevant trustee will make distribution payments on the debt securities to DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of the participant and not of DTC, the relevant trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant trustee, disbursement of the payments to direct participants is the responsibility of DTC, and disbursements of the payments to the beneficial owners is the responsibility of direct and indirect participants.

Successor Depositories and Termination of Book-Entry System

DTC may discontinue providing its services with respect to any of the debt securities at any time by giving reasonable notice to the relevant trustee or us. If no successor securities depository is obtained, definitive certificates representing the debt securities are required to be printed and delivered. We also have the option to discontinue use of the system of book-entry transfers through DTC (or a successor depository). After an event of default under the indenture, the holders of a majority in liquidation amount of debt securities may determine to discontinue the system of book-entry transfers through DTC. In these events, definitive certificates for the debt securities will be printed and delivered.

PLAN OF DISTRIBUTION

General

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to underwriters for resale to the public or to investors;

•	directly to investors; or

•	through a combination of any of these methods of sale.

We will set forth in a prospectus supplement the terms of a particular offering of securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which such securities may be listed.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for a period of their appointment or to sell our securities on a continuing basis.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the shares for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the securities directly or through underwriting syndicates by managing underwriters. The obligations of the underwriters to purchase the shares will be subject to the conditions set forth in the applicable underwriting agreement. In a firm commitment underwriting, the underwriters will be obligated to purchase all the shares if they purchase any of the shares. The underwriters may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement naming any such underwriter.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation.

We may have agreements with the underwriters, dealers and agents to indemnify them against various civil liabilities, including liabilities under the Securities Act, or to contribute payments that the agents, underwriters, dealers and remarketing firms may be required to make as a result of those civil liabilities. Underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities, we may enter into swap or other hedging transactions with, or arranged by, underwriters, agents or their affiliates. These underwriters, agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

Direct Sales

We may also sell shares directly to one or more purchasers without using underwriters or agents.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Making

Any underwriters who are qualified market makers on the NASDAQ Global Market may engage in passive market making transactions in the securities on the NASDAQ Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NASDAQ Global Market. Any shares of common stock hereunder will be listed on the NASDAQ Global Market. We may elect to list any other class or series of securities on any additional exchange or market, but we are not obligated to do so unless stated otherwise in a prospectus supplement. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

General Information

The securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by LeClairRyan, A Professional Corporation, our legal counsel, and for any underwriters and agents by legal counsel selected by such underwriters or agents.

EXPERTS

The consolidated financial statements of Synalloy Corporation and subsidiaries as of January 3, 2015 and December 28, 2013, and for each of the years in the three-year period ended January 3, 2015, and management’s assessment of the effectiveness of internal control over financial reporting, have been incorporated by reference herein in reliance upon the reports of Dixon Hughes Goodman LLP, and upon the authority of said firm as experts in auditing and accounting.

The financial statements of Specialty Pipe & Tube, Inc. as of July 31, 2014 and 2013, and for each of the years in the two-year period ended July 31, 2014, incorporated by reference in this prospectus by reference to our Amendment No. 1 to Current Report on Form 8-K filed with the SEC on February 2, 2015, have been incorporated by reference herein in reliance upon the report of Dixon Hughes Goodman LLP contained in Exhibit 99.1 in such Amendment No. 1 to Current Report on Form 8-K, and upon the authority of said firm as experts in auditing and accounting.

SYNALLOY CORPORATION

Up to $10,000,000 of Shares of

Common Stock

PROSPECTUS SUPPLEMENT

BB&T Capital Markets	Ladenburg Thalmann

August 9, 2018